EXHIBIT 11.1

                            FORCENERGY INC

                   COMPUTATION OF EARNINGS PER SHARE
                 (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE
                                   Three Months Ended      Six Months Ended
                                         June 30,               June 30,
                                   ------------------     -------------------
                                     1997      1996         1997       1996
                                   --------  --------     --------   --------
Net Income                         $  3,946  $  1,862     $ 15,120   $  3,680
Weighted Average Common and
  Common Equivalent Shares
  Outstanding                        23,997    18,261       23,963     18,261
                                   --------  --------     --------   --------
Primary Earnings Per Share         $    .16  $    .10     $    .63   $    .20
                                   ========  ========     ========   ========

FULLY DILUTED EARNINGS PER SHARE
                                   Three Months Ended      Six Months Ended
                                        June 30,                June 30,
                                   ------------------     -------------------
                                      1997      1996         1997      1996
                                   --------  --------     --------   --------
Net Income                         $  3,946  $  1,862     $ 15,120   $  3,680
Effect of conversion of 7%
  Exchangeable Subordinated
  Notes on interest expense              --     1,167           --      2,532
Tax effect related to interest
  expense                                --      (435)          --       (944)
                                   --------  --------     --------   --------

Net Income as adjusted             $  3,946  $  2,594     $ 15,120   $  5,268
Weighted Average common and
  Common Equivalent Shares
  Outstanding                        24,003    21,248       23,986     21,226
                                   --------  --------     --------   --------
Fully Diluted Earnings Per Share   $    .16  $    .12     $    .63   $    .25
                                   ========  ========     ========   ========

WEIGHTED AVERAGE SHARES OUTSTANDING (PRIMARY EPS)

                                   Three Months Ended         Six Months Ended
                                        June 30,                   June 30,
                                   ------------------        -----------------
                                     1997      1996            1997      1996
                                   -------   --------        -------   -------
Weighted Average Shares of
  Common Stock                      22,668     18,261         22,624    18,261
Dilutive Common Stock Equivalents,
  Greater than 3%                    1,329         --          1,339        --
                                   -------    -------        -------   -------
Effect on Primary EPS               23,997     18,261         23,963    18,261
                                   =======    =======        =======   =======

WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED EPS)

                                    Three Months Ended       Six Months Ended
                                         June 30,                 June 30,
                                   --------------------    -------------------
                                     1997       1996         1997       1996
                                   ---------   --------    ---------  --------
Weighted Average Common and
  Common Equivalent Shares         22,674(F1)  18,261      22,674(F1) 18,261
Dilutive Common Stock Equivalents   1,329(F1)     644(F2)   1,312(F1)    622(F2)

Other Potentially Dilutive Securities:
  Conversion of 7% Exchangeable
  Subordinated Notes                   --       2,343           --      2,343
                                  -------     -------      -------    -------
                                   24,003      21,248       23,986     21,226
                                  =======     =======      =======    =======

<F1>
The fully diluted weighted average shares outstanding calculation for the quarter and six months ended June 30, 1997 assumes that exercises of options and warrants to purchase 95,911 shares of common stock occurred on January 1, 1997.
<F2>
Less than 3% effect on primary earnings per share